IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

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In re:                                             )
                                                   )
SA TELECOMMUNCATIONS, INC.,                        )  Chapter 11
ADDTEL COMMUNICATIONS, INC.,                       )
LONG DISTANCE NETWORK, INC.,                       )
NORTH AMERICAN TELECOMMUNICATIONS                  )  Case Nos.  97-2395 (PJW)
     CORPORATION,                                  )  through    97-2401 (PJW)
UNIQUEST COMMUNICATIONS, INC.,                     )
U.S. COMMUNICATIONS, INC.,                         )  Jointly Administered
and SOUTHWEST LONG DISTANCE NETWORK, INC.,         )
                                                   )
                                    Debtors.       )
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                          ORDER APPROVING EXECUTION OF
                        MANAGEMENT AND SERVICES AGREEMENT

          Upon the Motion for Order Approving Execution of Management Agreement, dated January 27, 1998 (the "Motion"), filed by SA Telecommunications, Inc., and certain of its directly and indirectly wholly-owned subsidiaries, AddTel Communications, Inc., Long Distance Network, Inc., North American Telecommunications Corporation, Uniquest Communications, Inc., U.S. Communications, Inc. and Southwest Long Distance Network, Inc., debtors and debtors in possession (collectively, the "Debtors" or the "Sellers"); and upon those modifications to the form of the Management and Services Agreement (the "Agreement") made on the record at a hearing held before the Court on March 6, 1998 (the "Sale Approval Hearing"); and the Court having considered the Motion and the modifications made on the record at the Sale Approval Hearing; and the Court finding that the relief requested therein is in the best interests of the Debtors and their estates; and after due deliberation; and sufficient cause appearing therefor; and capitalized terms not defined herein having the same meanings as ascribed to them in the Motion; and sufficient notice having been given; and no adverse interest being represented, it is hereby

          ORDERED, that, pursuant to Sections 105 and 363 of the Bankruptcy Code, all of the terms of the Agreement are hereby approved; and it is further

          ORDERED, that the Debtors are authorized to enter into the Agreement substantially in the form attached hereto as Exhibit A, and to take all actions contemplated therein; and it is further

          ORDERED, that nothing contained herein shall be deemed to amend any terms or conditions, modify any rights or obligations or terminate or extend any lease, contract or agreement to which any Seller is a party or any rights or obligations of any non-debtor party thereunder. This Order merely maintains the status quo regarding such leases and contracts; and it is further

          ORDERED, that nothing contained herein shall be deemed to abrogate any rights that the parties may have under the Bankruptcy Code or to relieve the Debtors from making pre-payments to telecommunications carriers as required by the interim orders filed by this Court, with such orders remaining in effect; and it is further

          ORDERED, that the Debtors' and the Buyer's authority under this Order shall expire at the earlier of: (i) confirmation of a Chapter 11 plan of reorganization; or (ii) June 30, 1998 and the Debtors' shall not be required to assume or reject any executory contract or unexpired lease unless an order is entered by this Court, after notice and a hearing, requiring such assumption or rejection; provided that nothing in this paragraph shall be with prejudice to the Debtors' right to move this Court for authorization to extend their authority under this Order upon a showing of cause. Upon rejection of an executory contract, the non-debtor party to such contract is authorized to terminate all services thereunder without further order of the Court. The automatic stay of 11 U.S.C. ss. 362 is hereby lifted for such purposes; and it is further

          ORDERED, that this Order is entered over the objections of WorldCom, Inc. and WorldCom Network Services, Inc. and such objections are overruled.

Dated:  Wilmington, Delaware
        March 24, 1998


                                                  /s/ Peter J. Walsh
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE